Exhibit 10.1 to 8-K - dated June 22, 2007

EXECUTIVE TRANSITION AGREEMENT

THIS EXECUTIVE TRANSITION AGREEMENT (this “Agreement”) is dated as of June 22, 2007 by and among A. Douglas Gilbert (“Gilbert”), Seacoast National Bank (the “Bank”), and the Bank’s parent company, Seacoast Banking Corporation of Florida (the “Company”).  Individually, each of Gilbert, the Bank and the Company is a “Party”, and collectively they are the “Parties”.

BACKGROUND

Gilbert has determined to retire from his positions with the Bank and the Company on January 31, 2009, or such earlier date as may be mutually agreed by the parties (the “Retirement Date”), and to thereafter serve as a consultant pursuant to a separate Consulting and Restrictive Covenants Agreement among Gilbert, the Bank and the Company of even date herewith.

The Parties are also parties to an Executive Employment Agreement among Gilbert, the Bank and the Company dated as of March 22, 1991 (the “Employment Agreement”), and a Change of Control Employment Agreement dated as of December 24, 2003 (the “Change of Control Agreement”, and collectively with the Employment Agreement, the “Existing Agreements”).

The Company and the Bank desire to provide for Gilbert’s continued employment through his Retirement Date and to change, at Gilbert’s request, his compensation in light of his pending retirement and long service to the Company and the Bank.  Gilbert has requested the changes made herein to his Existing Agreements, and desires to continue to devote his full time best efforts to the Bank and the Company between the date hereof and his Retirement Date on the terms and conditions hereof.

NOW THEREFORE, in consideration of the premises and the mutual covenants and conditions herein contained, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Parties, intending to be legally bound, agree as follows:

     1        Amendment of Executive Employment Agreement

       (a)     Notwithstanding anything to the contrary contained in either the Employment Agreement, the Change of Control Agreement or any Company or Bank plan or practice, from the date of this Agreement through the Retirement Date, Gilbert waives any and all rights to receive any additional stock-based compensation, including, without limitation, stock options, restricted stock awards, restricted stock units, stock appreciation rights or any other incentives based upon Company common stock (“Shares”) or the performance of Company Shares (collectively, “Stock Awards”).

      (b)      For the years 2007 and 2008 plus the month of January 2009, Gilbert, as long as he is employed by the Bank, will receive the following:

          (i)

His current base salary through December 31, 2007, which will be increased by 6% effective June 1, 2007 through the Retirement Date;

        (ii)    On each of January 31, 2008 and January 31, 2009, Gilbert will receive an annual cash bonus of $376,000 which equals his highest bonus earned over the past 3 years;

        (iii)   On each of January 31, 2008 and January 31, 2009 Gilbert will receive a cash bonus of $150,000 in lieu of any Stock Awards; and

             (iv)     On the Retirement Date, the Company will pay to Gilbert a cash amount on account of any then unvested restricted shares that will be forfeited by Gilbert as a result of his retirement.  To the extent the unvested restricted shares are “time-vesting” restricted shares, the cash amount shall equal the number of unvested “time-vesting” restricted shares multiplied by the closing price on the Retirement Date of a share of the Company’s common stock.  To the extent the unvested restricted shares are “performance-vesting” restricted shares, the cash amount shall equal the number of unvested “performance-vesting” restricted shares multiplied by the closing price on the Retirement Date of a share of the Company’s common stock multiplied by a percentage, determined by the Company, based on the performance vesting schedule set forth in the original award agreement, adjusting the performance period and performance targets (pro rata) to reflect a performance period ending at the end of the fiscal year immediately preceding the Retirement Date.

                (c)

     Section 2 of the Employment Agreement is amended hereby to specify a term ending on the Retirement Date and not later than January 31, 2009, without renewal or extension.

2.     Change of Control Agreement.  The Change of Control Agreement shall remain in full force and effect through the Retirement Date; provided that in the event of a Change of Control, “Gilbert’s “annual base salary” and the “annual bonus” for purposes of the Change of Control Agreement for 2007 and 2008 shall be the respective amounts specified in Sections 1(b)(i) and 1(b)(ii) of this Agreement, without taking into account any amounts payable pursuant to Section 1(b)(iii) and 1(b)(iv).  Upon the Retirement Date, the Change of Control Agreement shall terminate and have no further force or effect.

3.

Other Changes to the Existing Agreements

(a)

In addition to the other amendments provided herein, this Agreement expressly amends Gilbert’s Employment Agreement to change the first sentence of Section 4(d) to read in its entirety as follows:

“Upon notice by Gilbert to the Bank following a “Change in Control” as defined in this Section 4(d), provided Gilbert terminates his employment within the earlier of one (1) year following the Effective Date of such Change of Control or the Retirement Date, upon which time, his Consulting Agreement shall commence.”

(b)

The Change of Control Agreement is amended by changing “Change of Control Period” in Section 1(b) to mean the date commencing on the date of this Agreement and ending on the Retirement Date and to delete the automatic renewal on each anniversary of such date.  The Change of Control Agreement is further amended by specifying that the Employment Period referenced in Section 3 of the Change of Control Agreement shall mean solely the date from the date of this Transition Agreement through the Retirement Date.  Section 4(b) of the Change of Control Agreement is amended to provide that the annual base salary is the salary specified in Section 1(b) of this Agreement and to provide that the annual base salary shall not be subject to further review or adjustment by the Salary and Benefits Committee of the Company or the Bank prior to the Retirement Date.  Notwithstanding anything to the contrary in Section 4(b) of the Change of Control Agreement, the “salary” and “annual bonus” specified in Sections 4(b)(i) and 4(b)(ii) shall be amended to be the base salary and annual cash bonus provided in Section 1(b) of this Agreement.  Section 5(a) of the Change of Control Agreement is amended to change the definition of “Retirement” to mean a termination of employment pursuant to this Agreement upon the Retirement Date as provided herein.

4.

Waivers.  Except for the bonuses and payments expressly provided in Section 1 of this Agreement, Gilbert waives participation in, or any claim to, any Stock Awards or cash awards or other incentives or bonuses payable to executives of the Company or the Bank for the period beginning January 1, 2007 through the Retirement Date.

5.

Miscellaneous.

(a)

Governing Law.  Except to the extent preempted by federal law, and without regard to the conflict of laws principles, the laws of the State of Florida shall govern this Agreement in all respects, whether as to its validity, construction, capacity, performance or otherwise.

(b)

Notices.  All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered or three days after mailing if mailed, first class, certified mail, postage prepaid:

             To the Company or the Bank        Seacoast Banking Corporation of Florida

                                                                   815 Colorado Avenue

                                                                   P.O. Box 9012

                                                                   Stuart, FL 34995

                                                                   Attention: Chief Executive Officer

               To Mr. Gilbert                            A. Douglas Gilbert

                                                                   7379 Reserve Creek Drive

                                                                   Port St. Lucie, Florida 34986

Any party may change the address to which notices, requests, demands and other communications shall be delivered or mailed by giving notice thereof to the other party in the same manner provided herein.

(c)

Amendments and Modifications.  This Agreement may be amended or modified only by a writing signed by both parties hereto, which makes specific reference to this Agreement.  This Agreement is deemed to modify and supersede, as special certain provisions, the Employment Agreement and the Change of Control Agreement specified herein.  Otherwise, the Employment Agreement and the Change of Control Agreement shall remain in full force and effect unmodified hereby.  This Agreement is not intended to and shall not effect Gilbert’s rights under any stock-based compensation or other incentive awards except as expressly provided in Section 1 hereof.

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Executive Transition Agreement as of the date first above written.

/s/ Debra Policino, Witness

---------------------------------

/s/ A. Douglas Gilbert

A. Douglas Gilbert

/s/ Sharon Mehl, Witness

------------------------------

/s/ Sharon Mehl, Witness

SEACOAST NATIONAL BANK

By:  /s/ Dennis S. Hudson, III

----------------------------------------------------

Name:  Dennis S. Hudson, III

Title:  Chairman & Chief Executive Officer